Exhibit 10.7

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made as of the 29th day of March 2024, by and between AURA COMMERCIAL, LLC., a Florida limited liability company (“Landlord”), and JFB CONSTRUCTION & DEVELOPMENT, INC., a Florida corporation (“Tenant”).

Landlord and Tenant, intending legally to be boU11d, hereby covenant and agree as set forth below.

ARTICLE 1: BASIC LEASE PROVISIONS

The following terms, when used herein, shall have the meanings set forth below.

1.1 Premises. All the space in the Center as outlined on Exhibit A attached hereto and made a part hereof having a street address of 1300 South Dixie Highway, Suite B, Lantana, Florida, referred to as the “Premises”. The parties hereto agree that for the purposes of this Lease the area of the Premises contains approximately 4,473 square feet.

1.2 Center. The real property and the improvements thereon known as 1300 Dixie Highway, Lantana, Florida of which the premises are a part thereof.

1.3 Term. Seven (7) years

1.4 Rent Commencement Date. The earlier of (i) the date on which the Tenant moves into the Premises; or (ii) April 15, 2024.

1.5 Expiration Date. If the Rent Commencement Date is the first day of a calendar month, the Term of this Lease shall expire at 11:59 p.m. (prevailing time) on the day before the seventh (7th) a1111iversary of the Rent Commencement Date. If the Rent Commencement Date is not the first day of a calendar month, this Lease shall expire at 11:59 p.m. (prevailing time) on the last day of the month in which shall fall the seventh (7th) anniversary of the Rent Commencement Date.

1.6 Base Rent. The annual Base Rent for the first Lease Year of the Term shall be the sum of One Hundred Forty-Three Thousand One HU11dred Thirty-Six and 00/100 Dollars ($143,136.00), payable in equal monthly installments of Eleven Thousand Nine HU11dred Twenty-Eight and 00/100 Dollars ($11,928.00), subject to the provisions of Section 5.2, below. Base Rent for each subsequent Lease Year shall increase by two and one-half percent (2.5%) over the Base Rent payable during the previous Lease Year.

1.7 Tenant’s Proportionate Share. Landlord and Tenant mutually agree that Tenant’s Proportionate Share shall be 50%.

1.8 Parking Space Allocation. Tenant shall have non-exclusive access to parking spaces in the Parking Facilities which shall be unreserved parking spaces for Tenant.

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1.9 Permitted Use. The premises shall be used as an office.

1.10 Landlord’s Address.

555 Hypoluxo Road

Lantana, FL 33462

________________

Email: ___________

1.11 Tenant’s Address:

1300 South Dixie Highway

Suite B

Lantana, FL 33462

Email: ___________

1.12 Options to Renew. Two (2) options of five (5) years each.

ARTICLE 2: DEFINITIONS

The following terms, when used herein, shall have the meanings set forth below.

2.1 Additional Rent. As defined in Section 5.4.

2.2 Agents. Officers, partners, members, directors, employees, agents, licensees, customers, contractors and invitees.

2.3 Alterations. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior or otherwise.

2.4 Building. The building in the Center containing the Premises and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto.

2.5 Calendar Year. A period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Rent Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

2.6 Common Area. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Center and their Agents, including, without limitation common entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walkways, sidewalks, common walls, common ceilings, common trash areas and Parking Facilities.

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2.7 Event of Default. As defined in Article 22.

2.8 Lease Year. Each consecutive twelve (12) month period elapsing after (i) the Rent Commencement Date if the Rent Commencement Date occurs on the first day of a month, or (ii) the first day of the month following the Rent Commencement Date if the Rent Commencement Date does not occur on the first day of a month.

2.9 Operating Expenses. As defined in Section 7.2.

2.10 Rent. Base Rent and Additional Rent.

ARTICLE 3: THE PREMISES

3.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Center and their Agents, to use the Common Area.

ARTICLE 4: TERM

4.1 Term. The Term shall commence on the Rent Commencement Date and expire at midnight on the Expiration Date unless sooner terminated in accordance with the terms hereof.

ARTICLE 5: RENT

5.1 Rent. Rent (“Rent”) shall be composed of: (i) Base Rent and (ii) Additional Rent.

5.2 Base Rent. Base Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each calendar month during the Term. If the Rent Commencement Date occurs on a date other than on the first day of a calendar month, Base Rent shall be prorated from such date until the first day of the following month.

5.3 Operating Expenses. Beginning on the Rent Commencement Date, Tenant shall pay to Landlord, an amount (“Operating Expenses Component”) which, for each Calendar Year during the Term, is determined by multiplying the Operating Expenses (hereinafter defined) for the Calendar Year by Tenant’s Proportionate Share.

5.4 Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed “Additional Rent.”

5.5 Payment of Rent. Tenant shall pay Rent by good check or in lawful currency of the United States of America, to Landlord at Landlord’s Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

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5.6 Late Payment of Rent. If Tenant fails to pay Rent within ten (10) days after written notice that such Rent is due and payable, Tenant shall pay to Landlord a late charge often percent (10%) of the amount of such overdue Rent.

ARTICLE 6: OPTIONS TO RENEW

6.1 Options. The Tenant shall have, and is hereby granted, the option to renew this Lease for two (2) terms of five (5) years each (the “Option Term”) following the expiration of the Initial Term and the first Option Term, as the case may be. The Tenant may exercise each option to renew by providing the Landlord with notice at least thirty (30) days prior to the expiration of the Initial Term or the first Option Term, as the case may be. Base Rent during each Lease Year of each Option Term shall increase by two and one-half percent (2.5%) over the Base Rent payable during the previous Lease Year. The Tenant shall continue to be obligated to pay its Proportionate Share of Operating Expenses during each Lease Year of each Option Term. All other provisions of this Lease shall remain in full force and effect during each Option Term.

ARTICLE 7: OPERATING EXPENSES

7.1 Tenant’s Proportionate Share of Operating Expenses. Tenant shall pay to Landlord throughout the Term, upon the terms and conditions more particularly described in Section 7.4, Tenant’s Proportionate Share of the Operating Expenses for each Calendar Year of the Term. In the event that the Rent Commencement Date and the Expiration Date are other than the first day of a Calendar Year then the Operating Expenses Component shall be adjusted to reflect the actual period of occupancy during the Calendar Year.

7.2 Operating Expenses Defined. As used herein, the term “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Center, as follows:

(i) Wages and salaries of all employees, including without limitation an on-site management agent and staff, engaged in the operation and maintenance or security of the Center and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits;

(ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Center;

(iii) All utilities, including, without limitation, electricity, telephone (including, without limitation, all costs and expenses of telephone service for the sprinkler alarm system, if any), water, sewer, power, gas, heating, lighting and air conditioning for the Common Araes of the Center except to the extent such utilities are charged directly to or paid directly by a tenant of the Center;

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(iv) All insurance purchased by Landlord relating to the Center and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

(v) All repairs to the Center (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties), including interior, exterior, structural or non-structural;

(vi) All maintenance of the Center, including, without limitation, painting, landscaping, trash and garbage removal, groundskeeping and the patching, painting, striping and resurfacing of driveways and parking lots;

(vii) All maintenance, operation and service agreements for the Center, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for a sprinkler system in the Center, if any (excluding those paid for by Tenant or any third parties);

(viii) Accounting, administrative and legal fees incurred in connection with the operation and maintenance of the Center related thereto;

(ix) Any payments made to independent contractors engaged in the operation and administration of the Center;

(x) Payments to governmental authorities, costs of complying or conforming with rules and regulations of governmental authorities, fire insurance rating organizations, board of fire underwriters, insurance carriers and other organizations having jurisdiction over the Center;

(xi) Real estate taxes and assessments; and

(xii) Other expenses and costs reasonably necessary for operating, managing and maintaining the Center.

7.3 Exclusions from Operating Expenses. Operating Expenses shall not include the following:

(i) Unless otherwise provided herein, legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Center;

(ii) Costs and expenses of alterations or improvements of the Premises or the leasehold premises of other tenants;

(iii) Depreciation, interest and principal payments on mortgages, if any, other than amortization of and the interest factor attributable to permitted capital improvements;

(iv) Costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Center including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenant or any other tenant may be in issue), costs of selling or financing any of Landlord’s interest in the Center and outside fees paid in connection with disputes with other tenants; and

(v) Capital improvements.

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7.4 Estimated Payments. Landlord shall submit to Tenant, at the beginning of each Calendar Year, a statement of Landlord’s estimate of Tenant’s Proportionate Share of the Operating Expenses during that Calendar Year. Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) the estimated Operating Expenses payable by Tenant for such Calendar Year as set forth in Landlord’s statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided.

7.5 Reconciliation Statement. Within one hundred twenty (120) days after the end of each Calendar Year or as soon as possible thereafter, Landlord shall submit a statement to Tenant showing (i) the difference between the actnal Operating Expenses incurred during the preceding Calendar Year and the estimated Operating Expenses; and (ii) and the difference between Tenant’s Proportionate Shares of the actual Operating Expenses and the estimated Operating Expenses. If such statement indicates that the aggregate amount of such estimated payments exceeded Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next estimated payment(s) pursuant to this Article. If such statement indicates that Tenant’s actual liability exceeded the aggregate amount of such estimated payments, then Tenant shall pay to Landlord within thirty (30) days after receipt of said statement, the amonnt of such excess as Additional Rent. Landlord’s and Tenant’s obligations with respect to any overpayment or underpayment of Operating Expenses shall survive the expiration or termination of this Lease.

ARTICLE 8: INTENTIONALLY DELETED

ARTICLE 9: INTENTIONALLY DELETED

ARTICLE 10: USE

IO.I Tenant’s Use of the Premises. Tenant shall occupy the Premises for the Permitted Use and any other legal use.

ARTICLE 11: ASSIGNMENT AND SUBLETTING

11.1 Consent. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

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ARTICLE 12: MAINTENANCE AND REPAIR

12.1 Landlord’s Obligation. Landlord shall keep and maintain in good repair and working order the roof and structural components of the Building, together with the Common Area. The cost of such maintenance and repairs shall be included in the Operating Expenses and paid by Tenant as provided in Article 7 herein.

12.2 Tenant’s Obligation. Tenant shall, at its own expense, repair, maintain, service and replace all of Tenant’s leasehold improvements and Tenant’s Alterations in the Premises (including, without limitation, the heating, ventilation, and air conditioning system, plumbing system and electrical system) and other real and personal property within the Premises in good condition, promptly making all necessary repairs and replacements. Tenant shall store all trash in and in a neat and clean condition, remove all trash, waste, sewage and garbage and arrange for removal at Tenant’s cost and expense.

ARTICLE 13: ALTERATIONS

13.1 Alterations. Tenant may make Alterations to the Premises without the prior written consent of Landlord, except for structural Alterations that shall require the consent of the Landlord which will not be unreasonably withheld, delayed or conditioned. The Alterations shall conform to the requirements of the Federal, state and local governments having jurisdiction over the Premises.

If any mechanic’s or materialmen’s lien is filed against the Premises or the Center for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within ten (10) business days by the payment thereof or the filing of any bond required by law. Neither Landlord’s consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord’s interest in the Premises or the Center to any mechanic’s or materialmen’s liens which may be filed in respect of the Alterations.

13.2 Removal of Alterations. All or any part of the Alterations (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall, at the election of Tenant, either be removed by Tenant at its expense before the expiration of the Term, as it may be extended, or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord.

ARTICLE 14: SIGNS

14.1 Signage. Tenant may install signage on the interior or exterior of the Building without Landlord’s consent. All signage shall be in compliance with all governmental ordinances, rules and regulations.

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ARTICLE 15: TENANT’S EQUIPMENT AND PROPERTY

15.1 Moving Tenant’s Property. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant’s furniture, equipment or other property there deposited.

ARTICLE 16: RIGHT OF ENTRY

16.1 Landlord’s Right of Entry. Tenant sha11 permit Landlord, upon reasonable notice to Tenant, or at any time and without notice in the event of an emergency, to enter the Premises, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective purchasers of the Building or to present or future mortgagees or (iv) to exhibit the same to prospective tenants during the last six (6) months of the Term. Landlord shall use diligent efforts not to interfere with Tenant’s business operations in exercising the foregoing rights.

ARTICLE 17: INSURANCE

17.1 Tenant’s Insurance. Tenant agrees to secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant and throughout the term, at Tenant’s own cost and expense: (i) Comprehensive General Liability Insurance on an “occurrence” basis with minimum limits for commercial general liability in insurance written on an amount of Two Million Dollars ($2,000,000.00) on an occurrence basis including, without limitation, blanket contractual liability coverage, broad form property damage and independent contractor coverage, bodily injury, coverage and fire damage legal liability coverage with a combined single limit of Three Million Dollars ($3,000,000) with respect to claims for personal injury or, death and Two Million Dollars ($2,000,000.00) with respect to damage to or property damage, occurring in the Premises; and (ii) fire insurance, with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the ful[ replacement value of all tenant improvements, leasehold improvements, personal property, Tenant’s Alterations, and all fixtures and contents in the Premises so as not to be a co-insurer in the event of a fire or other casualty.

17.2 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the State of Florida. Such insurance (i) shall name Landlord and, at Landlord’s request, any mortgagee, as additional insureds; and (ii) shall provide that the policy sha11 not be canceled, failed to be renewed or materially amended without at least thirty (30) days’ prior written notice. On or before the Rent Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, a certificate of insurance sha11 be delivered to Landlord.

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17.3 Waiver of Subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss or damage, then such party hereby releases the other party hereto, Landlord releasing Tenant to and only to the extent of the amount of such proceeds, and Tenant releasing Landlord for all loss or damage arising from the perils that could be insured against under an “all-risk” policy, including any deductible thereunder (whether or not Tenant actually carries such insurance, recovers under such insurance or self-insures the loss or damage, including the amount of any deductible), from any and all liability for such loss or damage, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents, officers or employees; provided, that such release shall be effective only as to a loss or damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured’s ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies and shall promptly notify the other in writing if such clause cannot be included in any such policy.

ARTICLE 18: SERVICES AND UTILITIES

18.1 Utilities. Tenant shall be responsible to pay, before their due date, for the costs of any utilities used or consumed in the Premises which are separately metered.

ARTICLE 19: INTENTIONALLY DELETED

ARTICLE 20: INTENTIONALLY DELETED

ARTICLE 21: DAMAGE; CONDEMNATION

21.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause, Landlord shall as soon as practicable after such damage occurs repair such damage at the expense of Landlord. Notwithstanding the foregoing, if the Premises or the Building is damaged by fire or other cause to such an extent that the damage cannot be substantially repaired within one hundred eighty (180) days after the date of such damage, either party may terminate this Lease by written notice to the other. If this Lease is terminated, the Rent shall be apportioned and paid to the date of such termination.

21.2 Condemnation. If the whole or a substantial part of the Premises or the Center shall be talcen or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taldng), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taldng), Base Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable area of the Premises before such taldng, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect.

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ARTICLE 22: DEFAULT

22.1 Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent when due and payable within ten (10) days after written notice from Landlord to Tenant; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after written notice from Landlord to Tenant, provided that if the default is incapable of being cured within the thirty (30) day period, Tenant shall have such additional time to cure the default provided Tenant commences the cure of the default within the thirty (30) day period, (iii) Tenant makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant’s assets is appointed, or (iv) Tenant files a voluntary petition in any banlauptcy or insolvency proceeding, or an involuntary petition in any banlauptcy or insolvency proceeding is filed against Tenant and is not discharged by Tenant within sixty (60) days.

22.2 Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies, in addition to all other rights and remedies provided in this Lease, and, at Landlord’s option, without further notice or demand to Tenant, may proceed to enforce its rights by doing any one of the following or a combination thereof:

(i) Terminate this Lease and Tenant’s right of possession of the Premises and recover all damages to which Landlord is entitled under law. If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination; and

(ii) Terminate Tenant’s right of possession of the Premises without terminating this Lease, in which event Landlord may relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand.

The rights and remedies herein reserved by or granted to Landlord are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord’s right to exercise any or all others.

22.3 No Waiver. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

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22.4 Mitigation. Landlord shall use diligent efforts to mitigate its damages in the event of a default by Tenant hereunder.

ARTICLE 23: MORTGAGES

23.1 Subordination - Non-Disturbance. This Lease is subject and subordinate to all ground or underlying leases and to any Mortgage(s) which may or hereafter in effect and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the Landlord shall obtain a non-disturbance agreement from any Mortgagee to the effect that in the event of a default by the Landlord under any Mortgage, the Tenant’s tenancy shall not be disturbed provided that the Tenant is not in default hereunder beyond any notice and cure period.

ARTICLE 24: SURRENDER.

24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition including the repair of any damage to the Premises caused by the removal of any of Tenant’s personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty.

ARTICLE 25: QUIET ENJOYMENT

25.1 Landlord’s Covenant of Quiet Enjoyment. Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord.

ARTICLE 26: OPTION TO PURCHASE

26.1 Option. Tenant is hereby granted by the Landlord the option to purchase the Center for the purchase price of Four Million Two Hundred Fifty Thousand and no/100 Dollars ($4,250,000.00). Tenant may exercise the option to purchase by providing written notice to Landlord so that closing may tal(e place no later than December 31, 2024 in accordance with the last sentence of this Section. The purchase price shall be paid “all cash” at the closing. Closing costs shall be allocated between the parties as is customary in the State of Florida. Landlord shall convey the Center to Tenant by special warranty deed and the Center shall be free and clear from all claims, liens and encumbrances. The closing on the purchase of the Center shall take place on the earlier to occur of (i) ninety (90) days after the Tenant exercises the option to purchase the Center; or (ii) December 31, 2024.

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ARTICLE 27: OFAC

27.01 Representation. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the SDN List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as defined under law), and (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly),

ARTICLE 28: MISCELLANEOUS

28, l No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

28.2 Brokers. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder relating to this Lease. Landlord shall indemnify, defend and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of breach of the indemnitor’s representation and warranty.

28.3 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after request therefor by Landlord, any mortgagee or any potential purchaser of the Center execute and deliver to such requesting party a written estoppel certificate, certifying as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect; (ii) that the Term has commenced (and setting forth the Rent Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amount of Rent currently due and payable by Tenant; (v) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder (or, if alleged, specifying the same in detail); (vi) that no Rent has been paid more than thirty (30) days in advance of its due date; (vii) that Tenant has no lmowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such lmowledge, specifying the same in detail); and (viii) that Tenant is not in default.

28.4 Waiver of Jury Trial. Each of Landlord and Tenant hereby waives trial by jury in any action, proceeding or counterclaim with respect to any matter whatsoever arising out of or in any way connected with this Lease.

28.5 Notices. All notices or other communications hereunder shall be in writing and delivered either in person, via recognized overnight courier (e.g., Federal Express) or by certified or registered mail or email, ifto Landlord to Landlord’s Address:specified in Section 1.10, or ifto Tenant to Tenant’s Address specified in Section I,11. Notice shall be deemed duly delivered on the day of delivery or refusal to accept if delivered in person, one (1) business day after delivery to the overnight courier, if sent by overnight courier or, if mailed by certified or registered mail, three (3) days after certified or registered mailing, or upon dispatch if sent by email. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices,

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28.6 Benefit and Burden. Subject to the provisions of Article 11 and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns.

28.7 Entire Agreement. This Lease (which includes the Exhibits and any Rider attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may only be amended by an instrument in writing executed by Landlord and Tenant.

28.8 Attorneys’ Fees. The non-prevailing party in any litigation under this Lease shall pay the attorneys’ fees, costs and expenses at all levels of the prevailing party.

28.9 Interpretation. This Lease is governed by the laws of State of Florida.

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.

WITNESS:	LANDLORD:

/s/ Lynn Elneus
AURA COMMERCIAL, LLC., a Florida
limited liability company

Name:	Lynn Elneus	By:	/s/ Joseph F. Basile, III
		Name:	Joseph F. Basile, III
		Title:	President

WITNESS:	TENANT;

/s/ Tania Franco
JFB CONSTRUCTION & DEVELOPMENT, INC., a Florida
corporation

Name:	Tania Franco	By:	/s/ Ruben Calderon
		Name:	Ruben Calderon
		Title:	CFO

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